Exhibit 99

NEWS RELEASE	11511 Luna Road, Dallas, Texas 75234 Tel 214.956.4511 • Fax 214.956.4239
	Contact:	John Feray
Senior Vice President and
Chief Accounting Officer

FOR IMMEDIATE RELEASE

HAGGAR CORP. ANNOUNCES 2ND QUARTER DIVIDEND

DALLAS, TX (May 4, 2005) — Haggar Corp. (NASDAQ-HGGR) announced today that the Haggar Board of Directors declared a $0.05 per share dividend.  The dividend will be payable on May 31, 2005 to shareholders of record as of May 16, 2005.

Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX.  Haggar markets in the United States, the United Kingdom, Canada, Mexico, and Indonesia.  Haggar also holds exclusive licenses in the United States to use the Claiborne® trademark, Kenneth Cole New York®, and Kenneth Cole Reaction® trademarks to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggar.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company’s business, labor relations, governmental regulations, unexpected judicial decisions, and inflation.  In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year.  Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements.